Exhibit 10.2

AMENDMENT TO FRAMEWORK AGREEMENT

THIS AMENDMENT TO FRAMEWORK AGREEMENT, dated as of January 7, 2010 (this “Amendment”), is by and between SPORTS PROPERTIES ACQUISITION CORP., a Delaware corporation (the “Company”), and MEDALLION FINANCIAL CORP., a Delaware corporation (the “Sponsor”).

WHEREAS, the Company and the Sponsor are parties to that certain Framework Agreement dated as of November 18, 2009 (the “Framework Agreement”); and

WHEREAS, the parties desire to amend the Framework Agreement upon the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms use herein and not otherwise defined herein shall have the meanings ascribed to them in the Framework Agreement.

2. Amendment to Framework Agreement.

(a) Section 2.02(k) is hereby amended and restated in its entirety to read as follows:

“(k) Reserved;”

(b) Section 2.03(d) of is hereby amended and restated in its entirety to read as follows:

“(d) Reserved;”

(c) Section 6.02(d) of the Framework Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Trust Account. The Trust Account shall contain no less than $50 million, after taking into account all payments and payment of expenses associated with the Transactions described in Section 5.11(a)(i), the making of all conversion payments as described in Section 2.05 and payment of expenses associated with the Transactions.”

3. Amendment. All references in the Framework Agreement (and in the other agreements, documents and instruments entered into in connection therewith) to the “Framework Agreement” shall be deemed for all purposes to refer to the Framework Agreement, as amended by this Amendment.

4. Remaining Provisions of Framework Agreement. Except as expressly provided herein, the provisions of the Framework Agreement shall remain in full force and effect in accordance with their terms and shall be unaffected by this Amendment.

5. Counterparts. This Amendment may be executed in counterparts, each of which when executed shall be deemed an original and both of which when executed shall be deemed one and the same instrument.

6. Headings. The headings to this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of law of any jurisdiction.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the authorized officers of each of the undersigned as of the date first above written.

SPORTS PROPERTIES ACQUISITION CORP.

By:	/s/ Tony Tavares
Name:	Tony Tavares
Title:	President

MEDALLION FINANCIAL CORP.

By:	/s/ Alvin Murstein
Name:	Alvin Murstein
Title:	Chairman and Chief Executive Officer

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